Exhibit 26 (g) i. a. 1.

AMENDMENT to

ALL REINSURANCE AGREEMENTS

(as documented in the attached Exhibit)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERALI USA LIFE REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective August 1, 2011, the Amendment effective date, the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9/16/11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9/16/11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9/16/11
Peter G. Ferris
Second Vice President & Actuary

[page break]

Retention Limits Eff. 8/1/11

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ Nancy Pike	Date:	9/13/2011
Print name:	Nancy Pike
Title:	Asst Registrar

GENERALI USA LIFE REASSURANCE COMPANY

By:	/s/ David A Gates	Date:	9/13/2011
Print name:	David A Gates
Title:	SVP

[page break]

RETENTION LIMITS

[table deleted]

Effective 8/1/11

[page break]

EXHIBIT

Coverage Effective Date	Generali No.	Coverage Description

May 1, 2001		Variable UL II

[table deleted]

Coverage Effective Date	Generali No.	Coverage Description
May 1, 2001		Variable UL II

[table deleted]